Exhibit 3.4

THIRD AMENDED AND RESTATED BYLAWS
OF
HERITAGE COMMERCE CORP
(as of May 22, 2025)

HERITAGE COMMERCE CORP
THIRD AMENDED AND RESTATED BYLAWS

ARTICLE I
CORPORATE OFFICES

Section 1.1    Principal Office. The Board of Directors shall fix the location of the principal executive office of Heritage Commerce Corp. (the “Corporation”) at any place within or outside the State of California. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another.
Section 1.2    Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places.

ARTICLE II
DIRECTORS

Section 2.1    Powers. Subject to the provisions of the California General Corporation Law (the “Code”), any limitations in the Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”), and these Second Amended and Restated Bylaws (these “Bylaws”) relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.
Section 2.2    Number; Qualifications.
(a)    The number of directors of the Corporation shall be not less than eight (8) nor more than fifteen (15). The exact number of directors shall be set, from time to time, within the limits specified above from time to time by resolution of the Board of Directors. The maximum number or minimum number of directors may be changed, or a definite number fixed without provision for a maximum or minimum number, by a duly adopted amendment to the Articles of Incorporation or by amendment to these Bylaws duly adopted by the vote of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number minus one.
(b)    No person shall be qualified to become a member of the Board of Directors who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the corporation or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the Corporation or any banking affiliate or subsidiary thereof has offices, unless approved by the Board of Directors (or committee thereof).
Section 2.3    Compensation. Directors and members of committees may receive such compensation, if any, for their services, and may be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This Section 2.3 shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for those services.
Section     2.4    Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of shareholders or at the next special meeting of shareholders convened for the election of directors, and until a successor has been elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.
Section 2.5    Vacancies and Resignations.
(a)    A vacancy or vacancies on the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the authorized number of directors is increased, (iii) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting, or (iv) if the Board of Directors declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.
(b)    Except for a vacancy caused by the removal of a director as provided in Section 2.7, a vacancy may be filled (i) by a person selected by a majority of the remaining directors then in office, whether or not less than a quorum, at a meeting held pursuant to notice or waiver of notice, (ii) by a sole remaining director, or (iii) in accordance with Section 305(b) of the Code. Vacancies created by the removal of a director as provided in Section 2.7 shall be filled only by the affirmative vote of shares holding a majority of the voting power represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a least a majority of the voting power required to constitute a quorum).
(c)    The shareholders may elect a director at any time to fill a vacancy or vacancies not filled by the directors.
(d)    Any director may resign effective upon giving written notice to the Chair of the Board, President, and Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors shall not remove any director prior to the expiration of such director’s term of office.
Section 2.6    Chair of the Board. The Corporation may have at the discretion of the Board of Directors, a Chair of the Board of Directors and/or one or more Vice-Chairs of the Board. The Chair of the Board of Directors, or a Vice Chair of the Board, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe or as may be prescribed by these Bylaws. If there is more than one Vice-Chair of the Board, the Board of Directors may prescribe different responsibilities to each Vice-Chair of the Board of Directors.
Section 2.7    Removal. The entire Board of Directors or any individual director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that, unless the entire Board of Directors is removed, no director shall be removed when the votes cast against removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, and the entire number of directors authorized at the time of the directors most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation, the provisions of this Section 2.7 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

ARTICLE III
OFFICERS

Section 3.1    Officers. The officers of the Corporation shall be a Chief Executive Officer or a President or both, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chair of the Board of Directors, one or more Vice-Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers and such officers as may be appointed in accordance with the provisions of Section 3.3. Any number of offices may be held by the same person.
Section 3.2    Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3.3, shall be chosen by the Board of Directors and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.
Section 3.3    Subordinate Officers. The Board of Directors may appoint, or may empower the Chief Executive Officer or the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
Section 3.4    Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment.
Section 3.5    Removal or Resignation.
(a)    Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board of Directors and any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
(b)    Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise necessary to make it effective, the acceptance of the resignation shall not be necessary to make it effective.
Section 3.6    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these Bylaws for regular appointments to that office.
Section 3.7    Chief Executive Officer. The powers and duties of the Chief Executive Officer are:

(a)    To act as the general manager and chief executive officer of the Corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation.
(b)    To preside at all meetings of the shareholders and, in the absence of the Chair of the Board of Directors and a Vice-Chair of the Board of Directors or if there be no Chair of the Board of Directors or Vice-Chair of the Board of Directors, at all meetings of the Board of Directors.
(c)    To call meetings of the shareholders and meetings of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper.
(d)    To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
Section 3.8    President. The powers and duties of the President are:
(a)    To act as the general manager of the Corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation.
(b)    To preside at all meetings of the shareholders and, in the absence of the Chair of the Board of Directors, and a Vice Chair of the Board of Directors and the Chief Executive Officer or if there be no Chair of the Board of Directors, Vice-Chair of the Board of Directors or Chief Executive Officer, at all meetings of the Board of Directors.
(c)    To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
Section 3.9    Chief Financial Officer. The powers and duties of the Chief Financial Officer are:
(a)    To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.
(b)    To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of the Corporation with such depository as may be designated from time to time by the Board of Directors.
(c)    To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Corporation.

(d)    To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Chief Executive Officer, the President or the Board of Directors, taking proper vouchers for such disbursements.
(e)    To render to the Chief Executive Officer, the President or to the Board of Directors, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Corporation.
(f)    Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors or these Bylaws.
Unless the Board of Directors has elected a separate treasurer, the Chief Financial Officer shall be deemed to be the Corporation’s treasurer for purposes of giving any reports or executing any certificates or documents.
Section 3.10    President Pro Tem. If none of the Chair of the Board of Directors, any Vice-Chair of the Board of Directors, the Chief Executive Officer, the President, nor any Vice President is present at any meeting of the Board of Directors, a president pro tem may be chosen to preside and act at such meeting. If none of the Chair of the Board of Directors, Chief Executive Officer, the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.
Section 3.11    Vice President. The titles, powers and duties of any Vice President or Vice Presidents shall be prescribed by the Board of Directors. In case of the absence, disability or death of the Chief Executive Officer or the President, subject to the direction and authorization of the Board of Directors and the Corporation’s succession policy, if any, one of the Vice Presidents shall exercise all his or her powers and perform all his or her duties.
Section 3.12    Secretary. The powers and duties of the Secretary are:
(a)    To keep a book of minutes at the principal executive office of the Corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.
(b)    To keep the seal of the Corporation and to affix the same to all instruments which may require it.
(c)    To keep or cause to be kept at the principal executive office of the Corporation, or at the office of the transfer agent or agents, a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder, the number and date of any certificates issued for shares, appropriate records with respect to uncertificated shares issued, the number and date of cancellation of every certificate surrendered for cancellation and the number and date of every replacement certificate or the appropriate records for uncertificated shares issued for lost, stolen or destroyed certificates.
(d)    To keep a supply of certificates for shares of the Corporation, to fill and sign in all certificates issued or prepare the initial transaction statement or written statements for uncertificated shares, and to make a proper record of each such issuance; provided, however, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e)    To transfer upon the share books of the Corporation or in accordance with a direct registration program as provided in Section 7.4(b) of these Bylaws any and all shares of the Corporation; provided, however, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each share shall be subject to the reasonable regulations of the transfer agent to which the shares are presented for transfer and, also, if the Corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate or a new issuance of shares is presented for registration; and provided, further, that no shares shall be issued, recorded or delivered or, if issued, recorded or delivered, shall have any validity whatsoever until and unless the certificate has been signed or authenticated, as applicable, in the manner provided in Section 7.4 of these Bylaws.
(f)    To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President, an Assistant Secretary or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the Corporation.
(g)    Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors or these Bylaws.

ARTICLE IV
COMMITTEES

Section 4.1    Committees of the Board of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of a minimum of three (3) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in a manner and to the extent provided in the resolution of the Board of Directors and may have all the authority of the Board of Directors, except with respect to:
(a)    the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;
(b)    the filling of vacancies on the Board of Directors or in any committee;
(c)    the fixing of compensation of the director for serving on the Board of Directors or on any committee;
(d)    the amendment or repeal of these Bylaws or the adoption of new bylaws;
(e)    the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;
(f)    a distribution to the shareholders of the Corporation, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; and

(g)    the appointment or designation of any other committee of the Board of Directors or the members thereof.
In the event that the Board of Directors appoints an Executive Committee, such Executive Committee, in all cases in which specific direction to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as provided above in this Section 4.1)) in such manner as the Executive Committee may deem in the best interests of the Corporation.
Section 4.2    Meetings and Authorized Committees. Meetings and action of committees are governed by, and are held and taken in accordance with, the provisions of Article VI, Section 6.1 (place of meetings), Section 6.5 (quorum), Section 6.6 (adjournment), Section 6.7 (waiver of notice) and Section 6.8 (action without meeting), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws or applicable law.

ARTICLE V
MEETINGS OF SHAREHOLDERS

Section 5.1    Place of Meetings.
(a)    Meetings (whether regular, special, adjourned, or postponed) of the shareholders of the Corporation may be held at the principal executive office for the transaction of business of the Corporation, or at any place within or without the State, in each case as designated by resolution of the Board of Directors or a duly authorized committee thereof.
(b)    At the sole discretion of the Board of Directors, and subject to applicable provisions under the Code, the Securities Exchange Act of 1934, as amended, and Regulation 14A thereunder (“Exchange Act”), the regulations of the national securities market listing the Corporation’s equity securities, and any guidelines and procedures that the Board of Directors may adopt, a meeting of the shareholders may be conducted in whole or in part by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote.
Section 5.2    Annual Meetings. An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors or a duly authorized committee thereof. The annual meeting shall be held for the purpose of electing directors and for making reports of the affairs of the Corporation. Any other business properly brought before the meeting may be transacted at the annual meeting of shareholders. The Board of Directors may adjourn, postpone, recess, reschedule, or cancel any previously scheduled annual meeting of shareholders for any reason.
Section 5.3    Special Meetings.

(a)    Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by (i) the Chair of the Board, President or by the Board of Directors or (ii) by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes (“Requisite Percent”) on the record date established pursuant to Section 5.9 of these Bylaws. A request for a special meeting (a “special meeting request”) other than by the Board of Directors must be in writing directed to the attention of the Chair of the Board, the President or the Secretary of the Corporation.
(b)    In order for a special meeting requested by the shareholder to be called one or more special meeting requests signed and dated by shareholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the date of the notice, at least the Requisite Percent of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (or their duly authorized agents), must be delivered to the Secretary at the principle executive offices of the Corporation in writing, and be accompanied by:
(i)    in the case of any special meeting requested by shareholders at which director nominations are proposed to be presented, the information required by Section 5.14(a)(iii)(A) and Section(a)(iv), including as to the person(s) seeking to propose such nominations at such meeting, the information required by Section 5.14(a)(iii)(C), and
(ii)    in the case of any special meeting requested by shareholders at which any business other than nominations of persons for election to the Board of Directors is proposed to be presented, the information required by Section 5.14(a)(iii)(B) (which shall be in addition to the information required by Section 5.3(b)(i) if director nominations also are proposed to be considered), including as to the person(s) seeking to propose such business at such meeting the information required by Section 5.14(a)(iii)(C).
(c)    The information required by Section 5.3(b)(i) and (ii) must be updated and supplemented by the shareholder or shareholders requesting the meeting so that the information provided or required to be provided in such notice shall be true and correct, by delivery to the Secretary (1) no later than ten (10) days after the record date for determining the shareholders entitled to vote at the special meeting of shareholders, of such information as of such record date and (2) no later than five (5) days before the special meeting of shareholders, of such information as of the date that is ten (10) days before the special meeting of shareholders. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any shareholder or other person to change any proposal or add any proposed nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect or deficiency.
(d)    The Board of Directors may request that the shareholder or shareholders requesting the meeting furnish such additional information as may be reasonably required by the Board of Directors. Such shareholder or shareholders shall provide such additional information within five (5) business days after it has been requested by the Board of Directors.
(e)    If the Board of Directors determines (i) that any special meeting request (A) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (B) includes an item of business proposed to be transacted at such meeting that did not appear on the written special meeting request or (C) was made in a manner that does not comply with applicable law, or (ii) that any shareholder making a special meeting request otherwise has not complied with this Section 5.3, then the Board of Directors shall not accept, and shall consider ineffective, any such request and Chair of the Board of Directors, President or Secretary, as applicable, shall not be required to cause notice to be given to shareholders entitled to vote that a special meeting has been requested by the person or persons calling the meeting, respectively. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 5.3 have been satisfied.
(f)    Subject to Section 5.3(e), upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chair of the Board, President or Secretary, the officer forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 5.4 and Section 5.5 of these Bylaws, that a meeting will be held at the date and time established by the Board of Directors, which date shall be specified in a written notice delivered by the Corporation to all shareholders in accordance with the Code and with Regulation 14A of the Exchange Act of 1934, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.
(g)    Business transacted at a shareholder-requested special meeting shall be limited to (i) the business stated in the valid special meeting request received from the Requisite Percent, and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the shareholders who submitted the special meeting request appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In such an event the Chair or the officer acting in such capacity may adjourn, postpone, recess, reschedule or cancel any special meeting of shareholders previously scheduled pursuant to this Section 5.3.
(h)    Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting called pursuant to clause (ii) of Section 5.3(a). Nothing contained in this Section 5.3 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
Section 5.4    Notice of Meetings. Notice of any meeting of shareholders shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or other person charged with that duty, or if there is no such officer or person, or in case of such officer’s or person’s neglect or refusal, by any director or shareholder. The notice shall state the place, if any, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action except as otherwise provided by Section 601(f) of the Code. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election. If the meeting is to be held in whole or in part by electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, the notice shall state the means of electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which shareholders may participate in the meeting.
Section 5.5    Manner of Giving Notice; Affidavit of Notice. Written notice shall be given by the Corporation to any shareholder, either personally or by mail or other means of written communication (including electronic transmission by the Corporation), charges prepaid, addressed to such shareholder at such shareholder’s physical or electronic address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice. If a shareholder gives no address or no such address appears on the books of the Corporation, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of this Section 5.5, executed by the Secretary, any Assistant Secretary, or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice to all other shareholders. Any notice by electronic transmission by the Corporation shall be given subject to applicable provisions under the Code.
Section 5.6    Validation of Defectively Called or Noticed Meeting. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation, except as provided in Section 601(f) of the Code.
Section 5.7    Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the Code, the vote of a greater number or voting by classes.
Section 5.8    Adjourned Meetings. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time, either by the chair of the meeting or by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 5.7 of these Bylaws, in the absence of a quorum, no other business may be transacted at such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place (or the means of electronic transmission by and to the Corporation, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken. When a meeting is adjourned for more than forty-five (45) days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the time and place adjourned meeting shall be given to each shareholder of record entitled to vote at a meeting. At any adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting.

Section 5.9    Record Date for Shareholder Notice and Voting.
(a)    In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at a meeting of shareholders, notwithstanding any transfer of any shares on the books or the Corporation after the record date, except as otherwise provided by in the Articles of Incorporation or the Code.
(b)    A determination of the shareholders of record entitled to notice of and to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.
(c)    If the Board of Directors does not fix a record date the record date for determining shareholder entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
Section 5.10    Voting Rights. Except as otherwise provided in the Articles of Incorporation or Section 708 of the Code each outstanding share regardless of class shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.
At a shareholders’ meeting involving the election of directors, no shareholder is entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidate or candidates’ names have been placed in nomination prior to the voting and a shareholder has given notice prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder’s votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder shall indicate unambiguously in writing.
Section 5.11    Election of Directors.
(a)    In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the directors and votes withheld with respect to the election of the directors shall have no legal effect.
(b)    Elections of directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.
Section 5.12    Proxies.
(a)    Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary. No proxy shall be valid (i) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section 5.12 and applicable law, or (ii) after the expiration of eleven (11) months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Corporation.
(b)    A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following: (i) a pledgee, (ii) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person’s shares in the Corporation to the maker of the proxy, (iii) a creditor or creditors of the Corporation or the shareholder who extended or continued credit to the Corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit, (iv) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, (v) a person designated by or under a close corporation shareholder agreement or a voting trust agreement, or (vi) a beneficiary of a trust with respect to shares held by the trust. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it.
(c)    Every form of proxy which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain,” whereby a shareholder may indicate a desire to abstain from voting their shares on the proposal. A proxy marked “abstain” by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.
Section 5.13    Inspectors of Elections.
(a)    In advance of any meeting of shareholders the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chair of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.
(b)    The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.
(c)    The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
Section 5.14    Advance Notice of Shareholder Business and Nominations.
(a)    Annual Meetings of Shareholders.
(i)    Nominations of persons for election to the Board of Directors or the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice required by this Section 5.14 and the record date for the determination of shareholders entitled to vote at the annual meeting entitled to vote at the meeting.
(ii)    For nominations of persons for election to the Board of Directors or the proposal of business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to Section 5.14(a)(i)(C), the shareholder must have given timely notice thereof in proper written form to the Secretary and any such proposed business must constitute a proper matter for shareholder action under the Code. No person may be appointed, nominated or elected a director of the Corporation unless such person, as of the time of the notice of nomination provided for pursuant to this Section 5.14 and as of the time of appointment or election, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation, as determined in good faith by the Board of Directors.
(iii)    To be timely, a shareholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day before the one-year anniversary of the date on which the preceding year’s annual meeting was held (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date of the annual meeting, then notice by the shareholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in Section 5.14(c)(v)) of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 5.14(a)(iii) or Section 5.14(b)) must set forth:
(A)    as to each person, if any, whom the shareholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (including such person’s written consent to being named in the proxy statement as a nominee, such person’s written attestation to the accuracy and completeness of the information provided with respect to such person and his or her nomination, and such person’s willingness to serving as a director if elected); (2) the name, age, business address and residence address of the nominee, (3) the principal occupation or employment of the nominee, (4) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned or are beneficially owned (as defined in Section 5.4(c)(iii)) by the nominee and any derivative positions held or beneficially held by the nominee, (5) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by such person and the identities and locations of any such institutions, (6) whether such person has ever been convicted of or pleaded nolo contender to any criminal offensive involving dishonestly or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt, (7) a written statement executed by the such person acknowledging that as a director of the Corporation, such person will owe a fiduciary duty under the Code exclusively to the Corporation and its shareholders, (8) a representation whether such person satisfies the requirements of Section 2.2(b) of these Bylaws, (9) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (10) a description of all arrangements or understandings, financial or otherwise, between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (11) a reasonably detailed description of the business and personal relationship, if any, between the nominee and the person or entity nominating such individual (including any affiliates of such person or entity whom the nominee has any business or personal relationship), and (12) a completed signed director questionnaire signed by the nominee (a form of which shall be provided by the Secretary with ten (10) days following a request therefor);
(B)    if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring properly before a meeting of shareholders pursuant to Section 5.14(a)(i)(C), to be in proper form, the shareholder’s notice to the Secretary must set forth as to each matter of business to be brought before the annual meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) any material interest in such business of such shareholder or a Shareholder Associated Person (as defined in Section 5.4(c)(vi)), (5) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from shareholders in support of such proposal (and a copy of such documents); (6) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, and (7) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for shareholder action;
(C)    as to the shareholder giving the notice pursuant to this Section 5.14 and the beneficial owner, if any, on whose behalf the nomination for election or proposal of any other business is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and any other shareholders and beneficial owners known by such shareholder to be supporting such proposed business to be brought before the meeting or nominees for election, (2) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned or beneficially owned by the shareholder or any Shareholder Associated Person, (3) any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of the shareholder or Shareholder Associated Person, (4) whether and to the extent to which any hedging or other transaction or series of with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, (5) all information relating to the shareholder or any

Shareholder Associated Person or related person that would be required to be set forth in a Schedule 13D filed by the shareholder or any Shareholder Associated Person or related person pursuant to Rule 13d-1(a) of the Exchange Act or an amendment pursuant to Rule 13d-2(a) of the Exchange Act if such a statement were required to be filed under the Exchange Act, and (6) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by personal representative (as defined in Section 15.14(e)(iv)) at the meeting to propose such business or nomination;
(D)    The information required by Section 5.14(a)(iii)(A)(B) and (C) must be updated and supplemented so that the information provided or required to be provided shall be true and correct, by delivery to the Secretary (1) no later than ten (10) days after the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, of such information as of such record date and (2) no later than five (5) days before the annual meeting of shareholders, of such information as of the date that is ten (10) days before the annual meeting of shareholders. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any shareholder or other person to change or add any proposed nominee or proposal or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.
(iv)    For the avoidance of doubt, the information required in Section 5.14(a)(iii)(A)(1) through 5.14(a)(iii)(A)(11) shall be provided with the notice of nomination, and the information required pursuant to Section 5.14(a)(iii)(A)(12) shall be provided to the Secretary within ten (10) calendar days after the delivery of a questionnaire to the nominee or to the person submitting the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation (including the information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given) and (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.
(v)    A nominee shall not be eligible for election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the information provided to the Company applicable to such nominee or if the information provided contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.
(vi)    Notwithstanding anything in the first sentence of paragraph (a)(iii) of this Section 5.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 5.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meetings of Shareholders. For special meeting of shareholders at which directors are to be elected pursuant to Section 5.3, nominations of persons for election to the Board of Directors shall be made only (i) by or at the direction of the Board of Directors, (ii) by any shareholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 5.14(b) and on the record date for the determination of shareholder entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary that includes the information set forth in Section 5.14(a)(iii)(A) and Section 5.14(a)(iii)(C), or (iii) in the

case of a stockholder-requested special meeting, by any shareholder of the Corporation pursuant to Section 5.3. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting of shareholders, or postponement of any previously scheduled special meeting of shareholders for which notice has been given (or with respect to which there has been a public announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 5.14(b). A person shall not be eligible for election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors, (ii) by a shareholder in accordance with the notice procedures set forth in this Section 5.14(b), or (iii) in the case of a stockholder-requested special meeting, by any shareholder of the Corporation pursuant to Section 5.3. In addition, a nominee shall not be eligible for election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the information applicable to such nominee provided to the Corporation or if the information provided to the Corporation applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chair of the special meeting shall, if the facts warrant, determine and declare at the special meeting that a nomination was not made in accordance with the provisions of this Section 5.14(b), and if he or she should so determine, he or she shall so declare at the special meeting, and the defective nomination shall be disregarded. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no shareholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 5.3.
(c)    General.
(i)    A shareholder who has delivered a notice of nomination pursuant to this Section 5.14 shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-9”) and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, reasonable evidence that it has complied with such requirements. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any shareholder (A) provides notice pursuant to Rule 14a-19 and (B) subsequently (aa) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 or (bb) fails to comply with the requirements of Rule 14a-19, such shareholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.
(ii)    Only such persons who are nominated in accordance with the procedures set forth in this Section 5.14 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5.14. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5.14 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 5.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 5.14, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(iii)    For purposes of the this Section 5.14, “beneficially owned” means as defined within the meaning of Rule 13-3 under the Exchange Act, except that a person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future.
(iv)    For purposes of this Section 5.14, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
(v)    For purposes of this Section 5.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
(vi)    For purpose of this Section 5.14, “Shareholder Associated Person” shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the business proposal or nomination, as the case may be, is being made or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B).
(vii)    Nothing in this Section 5.14 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (and any proposal included in the Corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 5.14) or (B) of the holders of any class or series of stock of the Corporation having a preference over the common stock as to dividends or upon liquidation to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Articles of Incorporation. Nothing in this Section 5.14 shall be deemed to affect any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(viii)    In addition to the foregoing provisions of this Section 5.14, a shareholder must also comply with all applicable requirements of law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5.14.
Section 5.15    Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations, and procedures adopted by the Board of Directors, the chair of the meeting shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure. Should any person in attendance become unruly or obstruct the meeting proceedings, the chair of the meeting shall have the power to have such person removed from the meeting

ARTICLE VI
MEETINGS OF DIRECTORS

Section 6.1    Place of Meetings. Meetings (whether regular, special or adjourned) of the Board of Directors shall be held at the principal office of the Corporation for the transaction of business, as specified in accordance with Section 1.1 of these Bylaws, or at any other place within or without the State which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting.
Section 6.2    Regular Annual Meeting; Regular Meetings.
(a)    After the adjournment of each annual meeting of the shareholders, the Board of Directors shall hold it annual regular meeting for the purpose of transaction of other business.
(b)    Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed from time to time by the Board of Directors. Such regular meetings may be held without notice, provided the notice of any change in the time of any such meetings is given to all of the directors. Notice of a change in the determination of the time or place of a regular meeting shall be given to each director in the same manner as notice for special meetings of the Board of Directors.
Section 6.3    Special Meetings. Special meetings of the Board of Directors may be called for any purposes or purposes at any time by the Chair of the Board, the Chief Executive Officer or the President, the Secretary, or by any two or more directors.
Section 6.4    Notice of Special Meetings. Notice of the time and place of special meetings shall be delivered personally or by telephone, including voice messaging system or by electronic transmission by the Corporation, to each director or sent by first-class mail addressed to each Director at his or her address as it is shown upon the records of the Corporation. In case such notice is mailed, it must be deposited in the United States mail, postage prepaid, at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone (including by voice messaging system or by electronic transmission by the corporation), it shall be delivered personally or by telephone at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.
Section 6.5    Action at a Meeting; Quorum and Required Vote.
(a)    Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided.
(b)    Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication or electronic transmission by and to the Corporation. Participation in a meeting through use of conference telephone or electronic video screen communication pursuant to this subsection (b) constitutes presence in person at such meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation, other than conference telephone or electronic video screen communication (to which the restrictions in this sentence do not apply), pursuant to this subsection (b) constitutes presence in person at such meeting, if both of the following apply: (i) each member participating in the meeting can communicate with all of the other members concurrently, and (ii) each member is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to a specific action to be taken by the corporation.
(c)    Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
Section 6.6    Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for over twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.
Section 6.7    Waiver of Notice. Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting, or who attends the meeting without protesting the lack of notice to such director, prior thereto or at its commencement. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 6.8    Action without a Meeting. Any action required or permitted by law to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Action by written consent shall have the same force and effect as the unanimous vote of such directors.

ARTICLE VII
GENERAL MATTERS
Section 7.1    Record Date for Purposes Other than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders’ meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment or rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided for in the Articles of Incorporation, by agreement or the Code.
Section 7.2    Instruments in Writing. All checks, drafts, other orders for payments of money, notes or other evidences of indebtedness of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time designate. No officer, agent, or employee of the Corporation shall have the power to bind the Corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board of Directors.
Section 7.3    Shares Held by the Corporation. Shares in other corporations standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the Chief Executive Officer, the President or any officer of the Corporation authorized so to do by resolution of the Board of Directors. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or by power of attorney duly executed by such person having the authority.
Section 7.4    Certificated and Uncertificated Shares.
(a)    Certificates for the shares of stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or any Assistant Secretary, and if so issued shall be in such form as is consistent with the Articles of Incorporation and applicable law. Any such certificates shall be signed by, or in the name of the Corporation by, the Chief Executive Officer or the President and by the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the Code, any agreement between the Corporation and the issue thereof, and may contain such legend or other statement as may be required by any other applicable law or regulation or agreement.
(b)    Upon resolution of the Board of Directors, shares of the Corporation may also be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act.
(c)    The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars on behalf of the Corporation. If a transfer agent is appointed, transfers of shares of stock of the Corporation shall be made by the transfer agent and registrar on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the corporation, and to appoint and remove transfer agents and registrars of transfers.

Section 7.5    Lost Certificates. When the owner of any certificate for shares of the Corporation claims that the certificate has been lost, stolen or destroyed, the Corporation shall issue new certificates (or uncertificated shares) in place of the original certificate if the owner (a) so requests before the Corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) files with the Corporation an indemnity bond in such form and in such amount sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement shares, and (c) satisfies any other reasonable requirements imposed by the Corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.
Section 7.6    Maintenance and Inspection of Bylaws; Other Corporate Records; Share Register.
(a)    The Corporation shall keep at its principal executive or business office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.
(b)    The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.
(c)    The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.
Section 7.7    Fiscal Year. The fiscal year of this Corporation shall commence on January 1st and end on December 31st of each year.
Section 7.8    Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
Section 7.9    Reports to Shareholders. The Board of Directors of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year, and at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) prior to the annual meeting of shareholders to be held during the next fiscal year. If approved by the Board of Directors, the report and any accompanying material may be sent by electronic transmission by the Corporation. This report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation. This requirement will be satisfied if the Corporation has a class of securities registered under Section 12 of the Exchange Act and complies with Rule 14a-16 of the Exchange Act. The report required by this Section 7.9 shall also contain such other matters as required by Section 1501(b) of the General Corporation Law, unless the Corporation is subject to the reporting requirements of Section 13 of the Exchange Act , and is not exempted therefrom under Section 12(g)(2) thereof. As long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the General Corporation Law), the foregoing requirement of an annual report is hereby waived.

Section 7.10    Definitions. Unless the context requires otherwise or as otherwise defined in these Bylaws, the general provisions, rules of construction, and definitions in the Code and Sections 1-21 of the Code govern the construction of these Bylaws. Without limiting the generality of the provision, the singular number includes the plural, the plural number includes the singular, the word “including” is not a term of limitation, the terms “approval of the outstanding shares” and “approved by (or approval of) the shareholders” have the meanings set forth in Sections 152 and 153 of the Code, respectively, and the terms “electronic transmission by the corporation” and “electronic transmission to corporation” have the meanings set forth in Sections 20 and 21 of the Code, respectively. The term “person” means, as applicable, any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, association, trust or other entity or organization.

ARTICLE VIII
CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW

Section 8.1    Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal. Reference in these Bylaws to the Code or any other law, statute or regulation means as amended, modified, replaced, or reenacted, and in effect from time to time, including rules and regulations promulgated thereunder. All references to “Section” numbers refers to Sections of these Bylaws.
Section 8.2    Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 8.1 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE IX
ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

Section 9.1    By Shareholders. These Bylaws may be adopted, amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote. Any Bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders; provided, however, that a bylaw or amendment of the Articles of Incorporation reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.
Section 9.2    By the Board of Directors. Subject to the right of shareholders to adopt, amend or repeal these Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, these Bylaws may be adopted, amended or repealed by the Board of Directors. A bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal these Bylaws.

ARTICLE X
INDEMNIFICATION

Section 10.1    Indemnification of Directors, Officers and Employees. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that such person is or was an agent of the Corporation, to the fullest extent permitted by Section 317 of the Code. The term “agent” in the foregoing sentence means any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, limited liability company, joint venture, trust or other enterprise. The term “proceeding” in the foregoing sentence shall have the meaning given to the term in Section 317 of the Code.
Section 10.2    Indemnification Not Exclusive. The indemnification provided by this Article X for acts, omissions or transactions while acting in the capacity of, or while serving as, a director, officer or employee of the Corporation shall not be deemed exclusive of any other rights to those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation. The Corporation is specifically authorized to enter into individual contracts with any or all if its directors, officers, employees or agents respecting indemnification and expense advances to the fullest extent permitted by the Code or other applicable law. Nothing in this section shall restrict the power of the corporation to indemnify its agents under any provision of the Code, or under any other provision of law from time to time applicable to the Corporation, nor shall anything in this section authorize the Corporation to indemnify its agents in situations prohibited by the Code or other applicable law.
Section 10.3    Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of that agent’s status as such whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Article X.
Section 10.4    Survival of Rights. The rights conferred on any person by this Article X shall continue as to a person who has ceased to be a director, officer, employee or other agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 10.5    Amendments. Any repeal or modification of this Article X shall only be prospective and shall not adversely affect the rights under this Article X in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.
Section 10.6    Fiduciaries. This Article X does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent as defined in Section 10.1 of these By-Laws. The Corporation shall, and it hereby agrees to, indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the Code.
CERTIFICATE OF ADOPTION OF
SECOND AMENDED AND RESTATED BYLAWS

OF
HERITAGE COMMERCE CORP
The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Heritage Commerce Corp, a California corporation (the “Corporation”), and that the foregoing amended and restated bylaws were adopted as the Corporation’s Bylaws as of May 22, 2025 by the Corporation’s Board of Directors.
The undersigned has executed this Certificate as of May 22, 2025.
/s/ Debbie Reuter
Debbie Reuter
Corporate Secretary